Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Starlink AI Acquisition Corporation

We hereby consent to the incorporation by reference of our report dated March 5, 2026 (except for Notes 1, 3, 4, 5, 7, and 9, which are dated April 24, 2026), relating to the financial statements of Starlink AI Acquisition Corporation, included in the Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-292878), and to any further amendments thereto.

We further consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Simon & Edward, LLP

Rowland Heights, California

April 24, 2026